                                                                     EXHIBIT 1.1

                                  $75,000,000

                            PRIME HOSPITALITY CORP.

                  ___% Convertible Subordinated Notes Due 2002

                             UNDERWRITING AGREEMENT





__________________, 1995


MONTGOMERY SECURITIES
SMITH BARNEY INC.
c/o      Montgomery Securities
         600 Montgomery Street
         San Francisco, California 94111

Dear Sirs:

         SECTION 1. Introductory. Prime Hospitality Corp., a Delaware corporation (the "Company"), proposes to issue and sell $75,000,000 principal amount (the "Firm Notes") of its ___% Convertible Subordinated Notes Due 2002 (the "Notes") to be issued under an indenture, to be dated as of _____________, 1995 (the "Indenture"), between the Company and ___________________, as Trustee, to Montgomery Securities and Smith Barney Inc. (the "Underwriters") and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than an additional $11,250,000 principal amount (the "Option Notes") of the Notes as provided in Section 6 hereof. The Firm Notes and, to the extent such option is exercised, the Option Notes are herein collectively called the "Notes."

         The Underwriters have advised the Company that they propose to make a public offering of their respective portions of the Notes on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in their judgment is advisable.

         The Company hereby confirms its agreements with respect to the purchase of the Notes by the Underwriters as follows:

         SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Underwriters that:

                 (a) A registration statement on Form S-3 (Registration No. 33-___________) with respect to the Notes, including a preliminary form of prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the

         "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement may have been so prepared and may have been, or may be, so filed, including either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4) under the Act. Copies of such registration statement and amendments, each related preliminary prospectus (the "Preliminary Prospectus") (including three fully executed copies of the registration statement and each amendment thereto) and the pre-effective prospectus or final form of prospectus have been delivered to the Underwriters. Such registration statement as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post- effective amendment at the time of its effectiveness, including in each case information incorporated by reference therein and financial statements and exhibits, and the information (if any) contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration at the time of its effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement;" and such prospectus as then amended including such information incorporated by reference therein, or first used to confirm sales, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, is herein after referred to as the "Prospectus."

                 (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, or to the knowledge of the Company, has been threatened to be issued.

                 (c) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, or as first used to confirm sales, and at the Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, or when first used to confirm sales, and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to the Underwriters furnished to the Company by the Underwriters, specifically for use in the preparation thereof. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.





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                 (d)      The Company does not own or control, directly or
         indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 22 to the Registration Statement. The Company and each of the Company's subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its respective jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, would not have a material adverse effect on the condition (financial or other), business, property or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                 (e) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of the common stock of the Company (the "Common Stock") have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                 (f) Each of the Indenture and the Notes have been duly authorized by the Company, the Indenture has been duly qualified under the Trust Indenture Act and when duly executed and delivered will constitute, and the Notes, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (g) The Notes are convertible into Common Stock in accordance with the terms of the Indenture; the shares of such Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.





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                 (h)      This Agreement has been duly authorized, executed and
         delivered by the Company. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject, the charter or by-laws of the Company or any of its subsidiaries, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

                 (i) Arthur Andersen LLP are independent public accountants with respect to the Company as required by the Act.

                 (j) The financial statements and schedules of the Company and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company or the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in
         Section 2(i). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization," "Summary Recent Financial and Other Data," "Recent Consolidated Financial Data," and "Selected Consolidated Financial Data of the Company and its Predecessor", fairly present the information set forth therein on the basis stated in the Registration Statement.

                 (k) The Company is not in violation of its charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company is a party or by which it or its property is bound, or to which any of the property or assets of the Company is subject except for any such violation or default that could not have a Material Adverse Effect.

                 (l) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown and there are no legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required. There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act, the Trust Indenture Act or by the Rules and Regulations that have not been so filed.





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                 (m)      Except as contemplated in the Prospectus, subsequent
         to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, and there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries.

                 (n) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened, or to the knowledge of the Company, contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body (other than Blue Sky laws, regulations or orders), or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued and outstanding that, in the case of clauses (i), (ii) and (iii) above, (1) is required to be disclosed in the Registration Statement or the Prospectus and that is not so disclosed, (2) might suspend the effectiveness of the Registration Statement, (3) might prevent or suspend the use of any Preliminary Prospectus in any jurisdiction, (4) except as disclosed in the Registration Statement or the Prospectus, might have a Material Adverse Effect, (5) would interfere with or adversely affect the issuance of the Notes, or (6) might in any manner invalidate or question the validity of any provisions of this Agreement, the Indenture or the Notes.

                 (o) Except as otherwise disclosed in the Prospectus or such as are not material to the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Prospectus as being owned by it.

                 (p) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, direct, indirect or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock or indebtedness (other than the Notes) material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there





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         has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

                 (q) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name, patent, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a Material Adverse Effect.

                 (r) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business. None of the Company or any of its subsidiaries is in violation of any safety or similar law applicable to its business, nor any federal, state or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal, state or foreign wages and hours laws, nor any provisions of the Employee Retirement Income Security Act, as amended, or the rules and regulations promulgated thereunder ("ERISA"), which in each case could have a Material Adverse Effect.

                 (s) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the best of the knowledge of the Company and its subsidiaries, is any material labor dispute threatened which, if such dispute were to occur, would have a Material Adverse Effect.

                 (t) In the ordinary course of business, employees of the Company conduct periodic reviews of the effect of Environmental Laws (as defined below) on the business operations and properties of the Company and its subsidiaries, in the ordinary course of which they seek to identify and evaluate associated costs and liabilities.
         Except as disclosed in the Registration Statement, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. There is no alleged liability, or to the best knowledge and information of the Company potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (i) the presence or release into





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         the environment of any Hazardous Material at any location at which the
         Company or any of its subsidiaries has previously conducted or is currently conducting any business (whether or not owned by the Company or any of its subsidiaries) or has previously owned or currently owns any property or (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or (y) which alleged or potential liability, singly or in the aggregate, would have a Material Adverse Effect.

                 (u) All tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, and all material taxes (including, but not limited to, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from any taxing authority) have been paid other than those (i) being contested in good faith and for which adequate reserves have been provided or (ii) currently payable without penalty or interest.

                 (v) The Company is not an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                 (w) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Notes other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                 (x) The Company and each of its subsidiaries maintain adequate insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and each of its subsidiaries and their respective businesses.

                 (y) Neither the Company nor any of its subsidiaries has at any time (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                 (z) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Notes.

                 (aa) Neither the issuance, sale and delivery of the Notes, nor the application of the proceeds thereof by the Company and its subsidiaries as set forth in the Prospectus, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

                 (ab) Any material real property leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder which would result in any Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material real property leases to which any of them is





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         party as lessee with such exceptions as do not materially interfere with the use made of such property by the Company or such subsidiary.

                 (ac) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                 (ad) No consent, approval, authorization or order of, or filing or qualification with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or in connection with the sale of the Notes by the Company pursuant to this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities law.

                 (ae)     The Company has complied with all provisions of
         Section 517.075 Florida Statutes, relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

                 (af) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (ag) Prior to and immediately after the issuance of the Notes, (1) the present fair salable value of the assets of the Company exceeded and will exceed the amount that will be required to be paid on, or in respect of, the Company's debts and other liabilities (including contingent liabilities) as they become absolute and matured, (2) the Company does not have and will not have unreasonably small capital to carry out its business as conducted or as proposed to be conducted and (3) the Company does not intend to, and does not believe that it will, incur debts or other liabilities beyond its ability to pay such debts and liabilities as they mature. The Company does not intend to permit any of its subsidiaries to incur debts or other liabilities beyond their respective ability to pay such debts and liabilities as they mature.

                 (ah) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                 (ai) The order confirming the Company's (or its predecessor's) plan of reorganization (the "Plan") under Chapter 11 of the Bankruptcy Code (the "Code") is a valid and binding order (i) as to which a notice of appeal or petition for certiorari can no longer be timely filed and as





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         to which no timely-filed appeal or certiorari proceeding is pending and (ii) which has not been overturned by a court of competent jurisdiction. There has been "substantial consummation" (as defined in Section 1101(2) of the Code) of the Plan.

                 (aj) The Notes and the Common Stock into which the Notes are convertible have been approved for listing on the New York Stock Exchange.

                 (ak) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         SECTION 3. Representations and Warranties of the Underwriters. The Underwriters represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects.

         SECTION 4. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of _____% of the principal amount thereof, the respective principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule A hereto.

         Delivery of certificates for the Firm Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Underwriters) at such time and date, not later than the fifth full business day following the first date that any of the Notes are released by the Underwriters for sale to the public, as the Underwriters shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such fifth full business day as may be agreed upon by the Company and the Underwriters) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the fifth full business day following the first date that any of the Notes are released by the Underwriters for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

         Delivery of certificates for the Firm Notes shall be made by or on behalf of the Company to the Underwriters against payment by the Underwriters of the purchase price therefor by certified or official bank checks payable in next day funds to the order of the Company. The certificates for the Firm Notes shall be registered in such names and denominations as the Underwriters shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by the Underwriters. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.





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         In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, upon written notice from Montgomery Securities, the Underwriters may purchase, severally and not jointly, all or less than all of the Option Notes at a purchase price of ____% of the principal amount thereof. The Company agrees to sell to the Underwriters the principal amount of Option Notes specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Option Notes. Such Option Notes shall be purchased for the account of each Underwriter in the same proportion as the principal amount of Firm Notes set forth opposite such Underwriter's name on Schedule A hereto bears to the total amount of Firm Notes (subject to adjustment by the Underwriters to round purchases to the nearest $1,000 principal amount) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Notes. Certificates for the Optional Notes will be made available for checking and packaging on the business day preceding the Second Closing Date (as defined below) at a location in New York, New York, as may be designated by the Underwriters. The manner of payment for and delivery of the Optional Notes shall be the same as for the Firm Notes purchased from the Company as specified in the two preceding paragraphs. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by the Underwriters, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. At any time before lapse of the option, the Underwriters may cancel such option by giving written notice of such cancellation to the Company. If the option is cancelled or expires unexercised in whole or in part the Company will deregister under the Act the number of Option Shares as to which the option has not been exercised.

         Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the effective date of the Registration Statement as in the judgment of the Underwriters is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

         SECTION 5. Covenants of the Company. The Company covenants and agrees that:

                 (a) The Company will cause the Prospectus to be filed with the Commission as required by Section 2(a) hereof (but only if the Underwriters have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriters promptly of such filing; the Company will notify the Underwriters promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the Underwriters' request, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriters' opinion, may be necessary or advisable in connection with the distribution of the Notes by the Underwriters; and the Company will file no amendment or supplement to the Registration Statement or Prospectus to which the Underwriters shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                 (b) The Company will advise the Underwriters, promptly after it shall have received notice or obtained knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                 (c) Within the time during which a prospectus relating to the Notes is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                 (d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act.

                 (e) The Company will furnish to the Underwriters copies of the Registration Statement (three of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

                 (f) The Company will use its best efforts to qualify the Notes for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Notes but in no event for more than 180 days, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters reasonably request.

                 (g) During the period of five years hereafter, the Company will furnish to the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

                 (h) During the period of 90 days after the first date that any of the Notes are released by the Underwriters for sale to the public, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of Montgomery Securities), the Company will not, and will obtain the agreement of each of the directors and executive officers of the Company listed under the heading "Management" contained in the Prospectus not to issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security.

                 (i) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder for the purposes set forth in the Prospectus.

                 (j) The Company will use its best efforts to qualify or register its Common Stock for sale in non- issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

                 (k) The Company will use its best efforts to list subject to official notice of issuance, on the New York Stock Exchange, the Stock to be issued on exchange of the Notes.

         The Underwriters, may, in their sole discretion waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 6.       Payment of Expenses.     The Company, whether or not
the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 13(a) hereof or is terminated, will pay all expenses incident to the performance of its obligations hereunder, will pay the expenses of printing all documents relating to the offering, and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with the matters referred to in Section 5(f) hereof and the preparation of memoranda relating thereto and for any filing fee of the NASD relating to the Notes. If the sale of the Notes provided for herein is not consummated by reason of the Company having failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with the Underwriters' investigation, preparing to market and marketing the Notes or in contemplation of performing the Underwriters' obligations hereunder. The Company shall not in any event be liable to the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

         SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Notes on the First Closing Date and the Optional Notes on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                 (a) The Registration Statement shall have become effective not later than 5:00 p.m., Washington, D.C. time, on the date of this Agreement or at such later time as shall have been consented to by the Underwriters; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise, shall have been complied with to the Underwriters' satisfaction.

                 (b) The Underwriters shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any of its subsidiaries or any material change in the indebtedness (other than as a result of the sale of the Notes or in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which could have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management results of operations or prospects of the Company and its subsidiaries which makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase of the Notes as contemplated hereby.

                 (c) There shall have been furnished to the Underwriters on each Closing Date, in form and substance satisfactory to the Underwriters, except as otherwise expressly provided below:

                          (i) An opinion of Willkie Farr & Gallagher, counsel for the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                                  (a) The Company and each of the Company's
                 subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its respective jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material adverse risk to the business, properties, financial position or results of operations of the Company and the Company's subsidiaries.

                                  (b) Each of the Indenture and the Notes have
                 been duly authorized by the Company, the Indenture has been duly qualified under the Trust Indenture Act and when duly executed and delivered will constitute, and the Notes, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms and, in the case of the Notes, entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                  (c) The Notes are convertible into Common
                 Stock of the Company in accordance with the terms of the Indenture; the shares of such Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of such Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; the Company has authorized and outstanding capital stock as set forth under "Capitalization" and "Description of Capital Stock" in the Prospectus; and the stockholders of the Company have no preemptive rights created by the Delaware General Corporation Law or by the Certificate of Incorporation or By-laws of the Company with respect to the Notes or the Common Stock.

                                  (d) The Registration Statement has become
                 effective under the Act; the Prospectus has been filed with the Commission as required by Section 2(a) hereof and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

                                  (e) Each part of the Registration Statement,
                 when such part became effective, and the Prospectus, and any amendment or supplement thereto, as of the respective date thereof, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

                                  (f) The descriptions in the Registration
                 Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                                  (g) The Company is not an "investment
                 company" under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                                  (h) There is (i) no action, suit or
                 proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened, to which the Company or any its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, and
                 (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued that, in the case of clauses (i) and (ii) above, (a) is required to be disclosed in the Registration Statement or the Prospectus and that is not so disclosed, (b) might suspend the effectiveness of the Registration Statement, (c) to such counsel's knowledge, might prevent or suspend the use of any preliminary prospectus in any jurisdiction, (d) except as disclosed in the Registration Statement or the Prospectus, would have a Material Adverse Effect, (e) would interfere with or adversely affect the issuance of the Notes, or (f) would in any manner invalidate any provisions of this Agreement, the Indenture or the Notes.

                                  (i) The statements contained in the
                 Prospectus under the caption "Description of Notes" insofar as they purport to describe the terms of the Notes, constitute accurate summaries thereof in all material respects;

                                  (j) Neither the issuance, sale and delivery
                 of the Notes, nor the application of the proceeds thereof by the Company and its subsidiaries as set forth in the Prospectus, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

                                  (k) No consent, approval, authorization or
                 order of, or filing or qualification with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or in connection with the sale of the Notes by the Company pursuant to this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities law.

                                  (l) This Agreement has been duly authorized,
                 executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument filed as an exhibit to the Registration Statement, the charter or by-laws of the Company, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

                          Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date, the Registration Statement or the Prospectus, or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                          (ii) An opinion of Joseph Bernadino, Esq., Senior Vice President, Secretary and General Counsel of the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                                  (a) To the best knowledge of such counsel,
                 none of the Company or any of its subsidiaries is in violation of any safety or similar law applicable to its business, nor any federal, state or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal, state or foreign wages and hours laws, nor any provisions of ERISA, which in each case would have a Material Adverse Effect.

                                  (b) To his knowledge, except as set forth in
                 the Registration Statement, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to Environmental Laws, except for such instances of noncompliance which, either singly or in the aggregate, would not have a Material Adverse Effect. There is no alleged liability, or, to the best of his knowledge, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location at which the Company or any of its subsidiaries has previously conducted or is currently conducting any business (whether or not owned by the Company or any of its subsidiaries) or has previously owned or currently owns any property or (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or (y) which alleged or potential liability, singly or in the aggregate, would have a Material Adverse Effect.

                                  (c) Neither the Company nor any of its
                 Subsidiaries is involved in any material labor dispute nor, to the best of his knowledge, is any material labor dispute threatened which, if such dispute were to occur, would have a Material Adverse Effect.

                                  (d) Except as would not have a Material
                 Adverse Effect, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and, to the best of his knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any of the agreements filed as an exhibit to the Registration Statement.

                                  (e) All of the outstanding shares of capital
                 stock of each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise stated in the Registration Statement), to the best of his knowledge, are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

                                  (f) The Notes are convertible into Common
                 Stock in accordance with the terms of the Indenture; the shares of such Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

                          (iii) Such opinion or opinions of Latham & Watkins, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

                          (iv) A certificate of the Company executed by the
                 Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                  (1)      The representations and warranties
                          of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                  (2)      The Commission has not issued any
                          order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                  (3)      Each of the respective signers of
                          the certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                  (4)      Since the initial date on which the
                          Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                  (5)      Since the respective dates as of
                          which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, indirect or contingent, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                                  (6)      Since the respective dates as of
                          which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                          (v) On the date this Agreement is executed and also
                 on the First Closing Date and the Second Closing Date, a letter addressed to you, as Representatives of the Underwriters, from Arthur Andersen LLP, independent accountants, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

                          (vi) On or before the First Closing Date, letters
                 from each of the directors and executive officers of the Company listed under the heading "Management" contained in the Prospectus, in form and substance satisfactory to the Underwriters, confirming that for a period of 90 days after the first date that any of the Notes are released by the Underwriters for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities, as the case may be.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Latham & Watkins, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at the Underwriters' election will terminate upon notification by the Underwriters to the Company without liability on the part of any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 7 hereof and except to the extent provided in
Section 10 hereof.

         SECTION 8. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7, or if the sale to the Underwriters of the Notes at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters and them in connection with the proposed purchase and the sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section. This Section 8, Section 6 and Section 10 shall at all times be effective and shall apply.

         SECTION 9. Effectiveness of Registration Statement. The Underwriters and the Company will use their and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 10.      Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished by the Underwriters to the Company specifically for use in the preparation of the Registration Statement. In addition to its other obligations under this Section 10(a), the Company agrees that as an interim measure during the pendency of any claim action, investigation inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 10(a), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person if any, who controls the Company within the meaning of the Act against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished by the Underwriters to the Company specifically for use in the preparation of the Registration Statement, and will reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating defending, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each Underwriter severally agrees that as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission or any alleged statement or omission, described in this Section 10(b) which relates to information furnished by the Underwriters to the Company specifically for use in the preparation of the Registration Statement, it will reimburse the Company (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action investigation inquiry or other proceeding notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                 (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
         (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                 (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company as the total price paid to the Company for the Notes sold by it to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the Underwriters, as the underwriting commissions received by them bears to the total price to the public set forth on the cover of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

                 (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

         SECTION 11. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Notes hereunder, and of each Underwriter to purchase the Notes in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Notes agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such Notes in accordance with the terms hereof. If either Underwriter defaults in its obligation to purchase Notes hereunder on either the First or Second Closing Date and the aggregate amount of Notes which such defaulting Underwriter agreed but failed to purchase on such Closing Date does not exceed 10% of the total amount of Notes which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriter shall be obligated to purchase the Notes which such defaulting Underwriter agreed but failed to purchase on such Closing Date. If either Underwriter so defaults and the aggregate amount of Notes with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such Notes by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

         In the event that Notes to which a default relates are to be purchased by the non-defaulting Underwriter or by another party or parties, the non-defaulting Underwriter or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         SECTION 12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 14 and, as to all other provisions, (i) if at the time of execution of this Agreement, the Registration Statement has not become effective, at 2:00 p.m., California time, on the first full business day following the effectiveness of the Registration Statement, or
(ii) if at the time of execution of this Agreement, the Registration Statement has been declared effective, at 2:00 p.m., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as the Underwriters may determine on and by notice to the Company or by release of any of the Notes for sale to the public. For the purposes of this Section 12, the Notes shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Notes or upon the release by the Underwriters of telegrams (i) advising the Underwriters that the Notes are released for public offering, or (ii) offering the Notes for sale to securities dealers, whichever may occur first.

         SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                 (a) This Agreement may be terminated by the Company by notice to the Underwriters or by the Underwriters by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company (except to the extent provided in Section 10 hereof).

                 (b) This Agreement may also be terminated by the Underwriters prior to the First Closing Date by notice to the Company
         (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriters, to affect adversely the marketability of the Notes, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Notes. Any termination pursuant to this subsection (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

         SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

         SECTION 15. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to the Underwriters at 600 Montgomery Street, San Francisco, California 94111, Attention: George W. Yandell, III, with a copy to John D. Watson, Esq., Latham & Watkins, 1001 Pennsylvania Avenue, Suite 1300, Washington, D.C. 20004; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 700 Route 46 East, Fairfield, New Jersey 07004 with a copy to William N. Dye, Esq., Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022. The Company or the Underwriters may change the address for receipt of communications hereunder by giving notice to the others.

         SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

         SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

         SECTION 19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original and all of which shall constitute one and the same document.

         In this Agreement the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriters.


                            [signature page follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the Underwriters, all in accordance with its terms.

                                        Very truly yours,

                                        PRIME HOSPITALITY CORP.



                                        By:      __________________________
                                                 Name:
                                                 Title:



The foregoing Underwriting Agreement is hereby confirmed and accepted by us in San Francisco, California as of the date first above written.

MONTGOMERY SECURITIES
SMITH BARNEY INC.


MONTGOMERY SECURITIES



By:      _____________________________
         Name:
         Title:

                                   SCHEDULE A

                                                                                      Principal Amount
                          Underwriter                                                of Firm Securities
                          -----------                                                ------------------
   Montgomery Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $
   Smith Barney Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $75,000,000
                                                                                        ===========